Exhibit 21

WEYERHAEUSER COMPANY AND SUBSIDIARIES

(as of February 26, 2009)

Name	State or Country of Incorporation	Percentage Ownership of Immediate Parent

Ouachita Timberlands LLC	Arkansas	100

Weyerhaeuser NR Company	Washington	100

Columbia Cowlitz Railroad	Washington	100

DeQueen & Eastern Railroad Company	Arkansas	100

Golden Triangle Railroad	Mississippi	100

Gryphon Investments of Nevada, Inc.	Nevada	100

Jasmine Forests, LLC	Delaware	100

Jewell Forests, LLC	Delaware	100

Mississippi & Skuna Valley Railroad Company	Mississippi	100

Mountain Tree Farm Company	Washington	50

North Pacific Paper Corporation	Delaware	50

Norpac Resources LLC	Delaware	100

Optiframe Software, LLC	Delaware	50

OrganicID, Inc.	Delaware	100

Texas, Oklahoma & Eastern Railroad Company	Oklahoma	100

ver Bes’ Insurance Company	Vermont	100

Westwood Shipping Lines, Inc.	Washington	100

Weyerhaeuser Asset Management LLC	Delaware	100

Weyerhaeuser Biofuels LLC	Washington	100

Catchlight Energy LLC	Delaware	50

Weyerhaeuser Global Finance Company	Oregon	100

Weyerhaeuser International, Inc.	Washington	100

Weyerhaeuser (Asia) Limited	Hong Kong	100

Weyerhaeuser Brasil Participações Ltda.	Brazil	100

Aracruz Produtos de Madeira S.A.	Brazil	66 2/3

Weyerhaeuser China, Ltd.	Washington	100

Weyerhaeuser Europe Holdings	Ireland	100

Weyerhaeuser Sarasate Limited	Ireland	100

Weyerhaeuser Forestlands International, Inc.	Washington	100

Weyerhaeuser International Holdings Limited	British Virgin Islands	100

Colonvade S.A.	Uruguay	100

Los Piques S.A.	Uruguay	100

Vandora S.A.	Uruguay	100

Weyerhaeuser Holdings Limited	British Columbia	100

Weyerhaeuser Company Limited	Canada	100

317298 Saskatchewan Ltd.	Saskatchewan	100

Forest License A49782 Holdings Ltd.	British Columbia	99

Weyerhaeuser (Annacis) Limited	British Columbia	100

Weyerhaeuser (Barbados) SRL	Barbados	100

Marlborough Capital Corp. SRL	Barbados	100

Weyerhaeuser (BVI) Ltd.	British Virgin Islands	100

Weyerhaeuser New Zealand Holdings Inc.	New Zealand	100

Nelson Forest Products Company	New Zealand	100

Weyerhaeuser (Carlisle) Ltd.	Barbados	100

Camarin Limited	Barbados	100

Weyerhaeuser (Delta) Limited	British Columbia	100

Weyerhaeuser Services Limited	British Columbia	100

Weyerhaeuser (St. Michael) SRL	Barbados	100

Weyerhaeuser (Hong Kong) Limited	Hong Kong	100

Weyerhaeuser Forestry (Hong Kong) Limited	Hong Kong	100

Fujian Yong Hui Forestry Co., Ltd.	China	51

Weyerhaeuser Forestry (Xiamen) Co., Ltd.	China	100

Weyerhaeuser Real Estate Development Consulting (Shanghai) Co., Ltd.	China	100

Weyerhaeuser Japan Ltd.	Japan	100

Weyerhaeuser Japan Ltd.	Delaware	100

Weyerhaeuser Korea Ltd.	Korea	100

Weyerhaeuser Products Limited	United Kingdom	100

Weyerhaeuser Products New Zealand Limited	New Zealand	100

Weyerhaeuser Taiwan Ltd.	Delaware	100

Weyerhaeuser (Mexico) Inc.	Washington	100

Weyerhaeuser Raw Materials, Inc.	Delaware	100

Weyerhaeuser Real Estate Company	Washington	100

Maracay Homes Arizona I, LLC	Arizona	100

Maracay 56, LLC	Arizona	100

Maracay 63rd, LLC	Arizona	100

Maracay 91, LLC	Arizona	100

Maracay 95, LLC	Arizona	100

Maracay 118, LLC	Arizona	100

Maracay Asher Hills, LLC	Arizona	100

Maracay Bethany Estates, LLC	Arizona	100

Maracay Bethany Estates II, LLC	Arizona	100

Maracay Brooks, LLC	Arizona	100

Maracay CG Crossings, LLC	Arizona	100

Maracay Construction, LLC	Arizona	100

Maracay Cooper Ranch, LLC	Arizona	100

Maracay Cotton Commons, LLC	Arizona	100

Maracay Desert Parks, LLC	Arizona	100

Maracay Dobbins, LLC	Arizona	100

Maracay Landmark, LLC	Arizona	100

Maracay Ocotillo Landing, LLC	Arizona	100

Maracay Palm Valley, LLC	Arizona	100

Maracay Parks, LLC	Arizona	100

Maracay Preserve, LLC	Arizona	100

Maracay Rancho, LLC	Arizona	100

Maracay Rancho Sahuarita, LLC	Arizona	100

Maracay Realty, LLC	Arizona	100

Maracay Rio Rancho, LLC	Arizona	100

Maracay Riverside, LLC	Arizona	100

Maracay San Tan, LLC	Arizona	100

Maracay Sienna Manor, LLC	Arizona	100

Maracay Sienna Vista, LLC	Arizona	100

Maracay Sonoran Foothills, LLC	Arizona	100

Maracay Sonoran Mountain, LLC	Arizona	100

Maracay Southshore, LLC	Arizona	100

Maracay Stonefield, LLC	Arizona	100

Maracay Thunderbird, LLC	Arizona	100

Maracay Trails, LLC	Arizona	100

Maracay Villas Boulders, LLC	Arizona	100

Maracay Vistancia, LLC	Arizona	100

Maracay Vistancia II, LLC	Arizona	100

Maracay White Tanks, LLC	Arizona	100

MH Financial Services, LLC	Arizona	100

Pardee Homes	California	100

Las Positas Land Co.	California	100

Marmont Realty Company	California	100

Pardee Homes of Nevada	Nevada	100

The Quadrant Corporation	Washington	100

Snoqualmie Ridge Golf Club, LLC	Washington	100

Trendmaker Homes, Inc.	Texas	100

Weyerhaeuser Real Estate Company of Nevada	Nevada	100

Weyerhaeuser Realty Investors, Inc.	Washington	100

Winchester Homes, Inc.	Delaware	100

Weyerhaeuser Real Estate Development Company	Washington	100

WREDCO I LLC	Delaware	100

WREDCO II LLC	Delaware	100

WFS II LLC	Delaware	100

Weyerhaeuser Financial Investments, Inc.	Nevada	100

WY Carolina Holdings, LLC	Delaware	100

WY Georgia Holdings 2004 LLC	Delaware	100

WY Tennessee Holdings, LLC	Delaware	100

Weyerhaeuser Uruguay S.A.	Uruguay	100